EXHIBIT 99.1

SUNSHINE SAVINGS BANK HAS A NEW CHARTER AND A NEW NAME

TALLAHASSE, FL – July 11, 2016 – Sunshine Savings Bank and its holding company, Sunshine Financial, Inc. announced today that the bank has completed its conversion from a federal savings bank charter to a Florida state bank charter.
As a result of the charter conversion, the bank’s legal name changed.  The bank will now operate under the name Sunshine Community Bank.
The changes will have no effect on bank products or services, and deposits remain insured through the Federal Deposit Insurance Corp.  As a Florida-chartered financial institution, the Florida Office of Financial Regulation will be the primary regulator for the Bank.  Sunshine Financial, Inc. will continue to be regulated by the Federal Reserve.
Sunshine Community Bank is a Florida-based community bank, providing personal and business banking services in Leon County through its six branch locations in Tallahassee, Florida.

For additional information, contact:

Scott A. Swain (850) 219-7350
Senior Vice President and Chief Financial Officer